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                                                                   EXHIBIT 10.39

                           TAX COOPERATION AGREEMENT

                                    PREAMBLE
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     This Tax Cooperation Agreement ("Agreement"), dated as of January 8, 1997, is entered into by and among Kwik Wash Laundries, L.P., a Texas limited partnership (the "Partnership"), KWL, Inc., a Nevada corporation and sole general partner of the Partnership (the "GP"), Kwik-Wash Laundries, Inc., a Nevada corporation and sole limited partner of the Partnership (the "LP" and, together with the GP, the "Partners"), Coinmach Corporation, a Delaware corporation (the "Buyer"), and each of the parties listed on Schedule A attached to this Agreement (each, a "Seller" and, collectively, the "Sellers").

                                    RECITALS
                                    --------

     A. The Sellers collectively own all of the issued and outstanding shares of common stock, par value $.10 per share, of GP (the "GP Stock") and all of the issued and outstanding shares of common stock, par value $1.00 per share, of LP (the "LP Stock" and, together with the GP Stock, the "Stock"), constituting all of the issued and outstanding capital stock of the Partners.

     B. The Sellers, the Buyer, the Partners and the Partnership have entered into a Stock Purchase Agreement, dated as of November 25, 1996 (the "Stock Purchase Agreement"), relating to the purchase by the Buyer from the Sellers of all of the Stock.

     C. In connection with the purchase of the Stock pursuant to the Stock Purchase Agreement, the Sellers, the Buyer, the Partners and the Partnership wish to set forth their agreement with respect to certain tax matters as set forth below.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  Capitalized terms used herein without definition
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shall have the meanings ascribed to them in the Stock Purchase Agreement.  In the case of a conflict of meanings of such capitalized terms between the Stock Purchase Agreement and this Agreement, this Agreement shall control.

          2.   Indemnity by Sellers.  Except as otherwise provided in this
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Agreement, the Sellers shall be liable for, and shall indemnify and hold harmless the Buyer's Indemnitees from and against, (i) any Taxes that may be imposed on or incurred by the Partners and/or the Partnership with respect to all taxable periods ending on or prior to the Closing Date; and (ii) any Taxes allocated to the Sellers pursuant to Section 3
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hereof.   The indemnification described in this Section 2 shall not apply to the extent of any Taxes (other than United States federal income Taxes) that are reflected as a current accrued tax liability on the 1996 Balance Sheet.
Anything in this Agreement to the contrary notwithstanding, the indemnification described in this Section 2 shall be subject to and governed by the provisions of Article 11 of the Stock Purchase Agreement, with the indemnified amount to be treated under said Article 11 as Damages incurred by reason of breach of the representations and warranties in Section 4.24 of the Stock Purchase Agreement.

          3.   Allocation of Taxes and Tax Items.  The Sellers, the Partners,
               ---------------------------------
the Partnership and the Buyer will, to the extent permitted by applicable law, elect with the relevant Taxing Authority (as hereinafter defined) or Taxing Authorities to close any taxable periods of the Partners and the Partnership as of the Tax Effective Time, as hereinafter defined, and the Parties shall take all steps, and do all acts and things, including the filing of elections or Tax Returns with Taxing Authorities, as are or may be reasonably necessary or appropriate to cause any such period to end as of the Tax Effective Time. In order to accomplish this result, the Buyer, the Partners and the Partnership agree, to the extent allowed by applicable law, regulations and rulings, that, unless the Partnership is dissolved and liquidated on or before March 31, 1997, the Partnership will change its taxable year to a taxable year ending March 31, so that the Partnership will experience a taxable year end on March 31, 1997. For purposes of this Agreement, "Party" shall mean one of the members of the group consisting of the Sellers, the Partners, the Partnership and the Buyer; "Parties" shall mean all of the members of such group; "Taxing Authority" shall mean a federal, local, municipal, state, or other governmental body; and "Tax Effective Time" shall mean (i) the close of business on the day before the Closing Date when used with reference to either (a) federal income Taxes, or (b) state or local income Taxes in the case of each state or local Taxing Authority imposing an income Tax with respect to which the taxable income or loss of the Partners is, by reason of the sale of stock to be consummated at the Closing, determined based on a taxable period ending as of the close of business on the day before the Closing, or (ii) the close of business on the Closing Date when used with reference to either (a) all Taxes other than income Taxes, or (b) state or local income Taxes other than those described in clause (b) of part (i) of this definition of Tax Effective Time. In any case where applicable law does not permit the Partnership or one of the Partners to close its taxable period as of the Tax Effective Time, then Taxes (whether based on income, capital, ownership of property or otherwise), if any, attributable to the taxable period of such Party, as applicable, that includes the Tax Effective Time, but does not end as of the Tax Effective Time, shall be allocated to (i) the Sellers for the period up to and including the Tax Effective Time (the "Pre-Closing Period"), and (ii) the Partners and/or the Buyer for the period subsequent to the Tax Effective Time (the "Post-Closing Period"). For purposes of applying Section
4.24 of the Stock Purchase Agreement to determine the extent to which the Taxes for all taxable periods ending after the Closing Date are properly attributable to the portion of any such taxable period ending on the Closing Date, the Taxes allocated hereunder to the Pre-Closing Period shall be considered to be properly attributable to the portion of such taxable period ending on the Closing Date,

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and the Taxes allocated hereunder to the Post-Closing Period shall be considered to be properly attributable to the portion of such taxable period occurring after the Closing Date. For purposes of this Section 3, the allocation of Taxes between the Pre-Closing Period and the Post-Closing Period shall be determined as follows:

          (a) In the case of property or ad valorem Taxes or franchise Taxes (which are not measured by, or based upon, net income), such Taxes for the Pre-Closing Period and for the Post-Closing Period shall be determined ratably on an equal per diem basis; and

          (b) In the case of (i) other Taxes, including without limitation income Taxes, and (ii) Tax Items, as hereinafter defined, such other Taxes and Tax Items shall be determined on the basis of an interim closing of the books of the Partnership and each of the Partners as of the Tax Effective Time (except that exemptions, allowances, and deductions for a taxable period that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned between the Pre-Closing Period and the Post-Closing Period ratably on an equal per diem basis). For purposes of this Agreement, "Tax Items" of an entity shall mean the taxable income or loss of such entity, each item of income, gain, loss or deduction that is a constituent of such taxable income or loss, and each item of income, gain, loss, deduction and credit that is required to be separately stated for income tax purposes.
The actual Tax for a taxable period that includes the Tax Effective Time shall be apportioned between the Pre-Closing Period and the Post-Closing Period in proportion to the hypothetical Taxes that would result for the Pre-Closing Period and the Post-Closing Period if each such period were a separate taxable period, determined without adjustment for the length of the period. Except as otherwise required by law, where the timing of an item cannot be determined from the books and records of the Partnership or the Partners, it shall be prorated in an equitable manner on the basis of the best available evidence. Tax brackets, fixed statutory deductions and similar items do not require proration for purposes of this Section 3.

          (c) The Change of Control Payments, as well as the federal and state payroll taxes incurred by the Partnership as a result of making the Change of Control Payments (collectively, the Change of Control Payments and the described payroll taxes hereinafter referred to as the "Special Bonus Payments"), will be claimed as deductions (the "Special Bonus Deductions") for income tax purposes by the Partnership in the period beginning on January 1, 1997 and ending on the Tax Effective Time (the "1997 Pre-Closing Period"), and will be included as deductions in determining the Tax Items of the Partnership that are allocated among the Partners for income tax purposes for the 1997 Pre-Closing Period. In turn, the taxable income or loss of the Partners for the 1997 Pre-Closing Period will be determined for income tax purposes by including as a current deduction, deductible by the Partnership during the 1997 Pre-Closing Period, the aggregate amount of the Special Bonus Payments, so that (i) the taxable income or loss of the Partners allocated to the Sellers with respect to the operations of the Partnership for the 1997 Pre-Closing Period will in the aggregate be determined based on a current deduction being claimed by the Partnership during the

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                                                                          Page 3
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1997 Pre-Closing Period equal to the aggregate of the Special Bonus Payments, and (ii) the aggregate taxable income or loss recognized by the Sellers resulting from the operations of the Partnership for 1997 will be determined based on such taxable income being reduced, or if applicable such taxable loss being increased, by an amount equal to the aggregate of the Special Bonus Payments. The Parties agree that, anything in this Agreement to the contrary notwithstanding, (i) the Special Bonus Deductions shall be allocated entirely to, and claimed as deductions by the Partnership within, the 1997 Pre-Closing Period, and (ii) neither the Partnership, the Partners nor the Buyer makes any representations or warranties as to the deductibility to any Party of the Special Bonus Payments or as to any tax benefits to which any Party may or may not be entitled as a result of the Partnership making the Special Bonus
Payments. Except as provided in Section 3(d) hereof, the Buyer, the Partnership and the Partners each agrees not to claim during the Post-Closing Period or any taxable period occurring thereafter, and the Buyer agrees to cause the Partnership and/or either or both of the Partners not to claim during the Post-Closing Period or any taxable period occurring thereafter, any deductions whatsoever for income tax purposes arising from the payment of the Special Bonus Payments. Except as provided in Section 3(d) hereof, each of the Parties agrees not to take a position for income tax purposes, whether on a Tax Return or as a result of an examination or audit by any Taxing Authority or otherwise, contrary to the provisions of this Section 3(c).

          (d) If for any reason the Sellers are denied deductions for federal income tax purposes for their respective allocable shares (based upon the Sellers' respective indirect percentages of ownership of the Partnership) of the Special Bonus Payments by a Final Determination, as hereinafter defined (whether such denial occurs by reason of (i) disallowing the Special Bonus Deductions in whole or in part as deductions to the Partnership during the 1997 Pre-Closing Period, (ii) denying, in whole or in part, the effect of such deductions on a pass-through basis to the Sellers, or (iii) otherwise), then subsequent to the date of such Final Determination, but not before such date, the Partnership, the Partners, and/or the Buyer shall, to the extent of such disallowance, be entitled to attempt to claim all or any portion of such Special Bonus Payments as deductions for federal income tax purposes without regard to the provisions of Section 3(c) hereof. If for any reason the Sellers are denied deductions for state or local income tax purposes for their respective allocable shares of the Special Bonus Payments by a Final Determination (whether such denial occurs by reason of (i) disallowing the Special Bonus Deductions in whole or in part as deductions to the Partnership during the 1997 Pre-Closing Period, (ii) denying, in whole or in part, the effect of such deductions on a pass-through basis to the Sellers, or (iii) otherwise), then subsequent to the date of such Final Determination, but not before such date, with respect to the particular state or local income tax involved, the Partnership, the Partners and/or the Buyer shall, to the extent of such disallowance, be entitled to attempt to claim all or any portion of the Special Bonus Payments as deductions for purposes of calculating such state or local income tax without regard to the provisions of Section 3(c) hereof. In the event the Partnership, the Partners and/or the Buyer become entitled to attempt to claim all or any portion of the Special Bonus Payments as deductions as provided in this

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Section 3(d), the Sellers make no representation or warranty as to whether any such deductions will be allowable to any Party. For purposes of this Agreement, "Final Determination" shall mean the final resolution of a Seller Tax Issue, as hereinafter defined, by (i) a decision of the Tax Court or judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (ii) IRS Form 870, 870-AD, 870-L, 870-L(AD), 870-P, 870-P(AD),
870-S, or 870-S(AD) (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable agreement form under the laws of other jurisdictions; except that a Form 870, 870-AD, 870-L, 870-L(AD), 870-P, 870-P(AD), 870-S, or 870-S(AD) or comparable form that reserves the right of the taxpayer to file a claim for refund and/or the right of the Taxing Authority to assert a further deficiency shall not constitute a final determination; (iii) a closing agreement or offer in compromise under Sections 7121 or 7122 of the Code or under corresponding provisions of any subsequently enacted Federal tax laws, or comparable agreements under the laws of other jurisdictions; (iv) any allowance of a refund or credit in respect of any overpayment of tax, including any related interest or penalties, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) any other final disposition by reason of the expiration of the applicable statute of limitations or the expiration of the period during which a protest may be filed. For purposes of this Agreement, the final resolution of a "Seller Tax Issue" shall mean the final resolution of the Tax liability of the Sellers for 1997, the final resolution of the amount of taxable income or loss of the Partnership allocable among the Partners for the 1997 Pre-Closing Period, or the final resolution of the amount of taxable incomes or losses of the Partners allocable among the Sellers for 1997.

          4.   Indemnification by Buyer.  Except as otherwise provided in this
               ------------------------
Agreement, the Buyer shall be liable for, and shall indemnify and hold harmless the Sellers' Indemnitees from and against, (i) any Taxes arising from any event occurring on the Closing Date, but after the Closing, which is outside the ordinary course of the Business, (ii) any Taxes arising from an election or deemed election, or election imposed by a Taxing Authority, under Section 338 of the Code (or any comparable provision of state, local or foreign law) with respect to the purchase of the Stock; (iii) any Taxes that may be imposed on or incurred by the Partnership or the Partners with respect to all taxable periods beginning after the Tax Effective Time; (iv) any sales, use, transfer, real property transfer or gain, stamp, documentary or similar Taxes arising out of or resulting from any transaction contemplated by the Stock Purchase Agreement; and
(v) any attorneys' fees or other costs incurred by any of Sellers' Indemnitees thereof in collecting any payment from the Buyer under this Agreement in the event such payment is not made by the Buyer as provided herein.

          5.   Tax Refunds.  The Buyer agrees to pay (and to cause each of the
               -----------
Partners and the Partnership to pay) to the Sellers all refunds of any Taxes for which the Sellers are liable under Section 2 hereof, but only to the extent such refund has not been reflected as a receivable on the 1996 Balance Sheet. The Sellers agree to pay to the Buyer all refunds of any income Taxes imposed on taxable income or gains allocated to

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the Post-Closing Period pursuant to Section 3 hereof and any other Taxes allocated to the Post-Closing Period pursuant to Section 3 hereof. The Parties shall cooperate in order to take all reasonably necessary steps to claim any such refund. Any such refund received by a Party (considering, for purposes of this sentence, the Buyer, the Partners and the Partnership as one Party, and the Sellers as the other Party) or the respective Affiliates of such Party for the account of the other Party shall be paid to such other Party within thirty (30) days after such refund is received. For purposes of this Agreement, a refund of Tax includes the application of an amount otherwise refundable as a reduction of amounts owed or to be owed.

          6.   Payment of Taxes.  All Taxes with respect to the Partners and the
               ----------------
Partnership shall be paid to the appropriate Taxing Authority by the Party that is responsible therefor under the applicable tax law. Except as otherwise provided in this Agreement, any amount to which a Party is entitled under this Agreement shall be promptly paid to such Party by the Party obligated to make such payment following written notice to the Party so obligated stating that the Taxes to which such amount relates are due and providing details supporting the calculation of such amount.

          7.   Tax Returns.
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          (a) All Tax Returns that relate to any Taxes of the Partners and the
Partnership shall be prepared and filed by the Party that is legally responsible therefor.

          (b) The Buyer, the Partnership and the Partners each agree that the Partnership and the Partners shall afford Mr. Richard F. Enthoven, on behalf of the Sellers, a reasonable opportunity to review its calculations of Tax Items which are included on all Seller-Affected Tax Returns (as hereinafter defined) filed after the Closing prior to their inclusion in the applicable Tax Returns. For purposes of this Agreement, "Seller-Affected Tax Return" shall mean any Tax Return filed by, or on behalf of, the Partnership or either of the Partners that includes Tax Items that are allocable, directly or indirectly, between or among parties that include one or more of the Sellers. An indirect allocation of a share of a Tax Item to a Seller would include, without limitation, the allocation of a Tax Item of the Partnership among the Partners that in turn affects the amount of one or more Tax Items of either or both Partners that is allocable to such Seller.

               (i) With respect to each Tax Return that is a Seller-Affected Tax Return, the Partnership and each Partner, as applicable, shall provide the Sellers and their authorized representatives with copies of such completed Tax Return at least sixty (60) business days prior to the due date (or the extended due date, if an extension of time for filing has been obtained) for the filing of such Tax Return, and the Sellers and their authorized representatives shall have the right to review such Tax Returns, and the Sellers shall have the right to approve the

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     contents of each such Tax Return prior to the filing thereof with the appropriate Taxing Authority.

               (ii) Each Seller-Affected Tax Return to be filed after Closing shall be prepared (in the absence of (i) a controlling change in law or circumstances or (ii) consent of the Sellers) consistent with past practices, elections, accounting methods, conventions and principles of taxation used for the most recent taxable period for which Tax Returns involving similar Tax Items have been filed; provided that, anything in this Agreement to the contrary notwithstanding, each Seller-Affected Tax Return shall be prepared and filed based on the allocations of Tax Items between the Pre-Closing Period and the Post-Closing Period as provided in
     Section 3 hereof.

               (iii) Any disagreement between the Parties (considering, for purposes of this Section 7(b)(iii), the Buyer, the Partners and the Partnership as one Party, and the Sellers as the other Party) with respect to any aspect of the treatment of any Tax Item on a Seller-Affected Tax Return to be filed after Closing which is not resolved by mutual agreement of the Parties shall be resolved by a nationally recognized independent public accounting firm chosen by and mutually acceptable to the Parties (the"Tax Matters Referee"). Such Tax Matters Referee shall be chosen by the Parties within ten (10) business days from the date on which one Party serves written notice on the other Party requesting the appointment of a Tax Matters Referee, provided that such notice specifically describes the matters to be considered and resolved by the Tax Matters Referee. For purposes of the preceding sentence, notice to the Party consisting of the Sellers may be given by giving notice to Richard F. Enthoven, and notice to the Party consisting of the Buyer, the Partners and the Partnership may be given by giving notice to the Buyer. In the event the Parties cannot agree on the selection of a Tax Matters Referee, then the Tax Matters Referee shall be the Dallas office of the public accounting firm of Arthur Andersen LLP. Within twenty (20) days of appointment, the Tax Matters Referee shall resolve any such disagreements that are specified in the notice; provided that, in determining its resolution of each disagreement, the Tax Matters Referee shall be bound by the requirements set forth in Section 7(b)(ii) hereof for the preparation of Seller-Affected Tax Returns. Any resolution of an issue submitted to the Tax Matters Referee shall be final and binding on the parties to this Agreement without further recourse. The Parties shall share the costs and fees of the Tax Matters Referee equally.

          (c) The Sellers and their Affiliates will not take any action to amend or change the manner in which any Tax Items with respect to the Partnership or either of the Partners have been reported on any previously filed Tax Returns;

provided, however, the Sellers and their Affiliates shall be entitled to amend
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any such Tax Returns in a manner which does not adversely affect the Buyer or the Affiliates of such Party, and further provided that the Sellers and their Affiliates may amend Tax Returns to the extent

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

required to reflect any adjustment or adjustments made as a result of an audit or audits by any Taxing Authority.

          (d) The Buyer and its Affiliates, including the Partners and the Partnership, shall cooperate with the Sellers and shall make available all necessary books and records and timely take all action reasonably necessary to allow the Sellers and their Affiliates to prepare and file the Tax Returns that they are responsible for preparing and filing under this Section 7 and to prepare and file the Tax Returns of the Sellers.

          (e) The Buyer, the Partnership, the Partners and their respective Affiliates will not take any action to amend or change the manner in which any Tax Items with respect to the Partnership or either of the Partners have been reported on any Seller-Affected Tax Return.

          (f) Richard F. Enthoven is hereby designated as the tax matters person on the Tax Returns on Form 1120S filed for the Partners for the taxable period or periods ending on or before the Closing. In the event that Richard F. Enthoven shall fail or refuse to serve as tax matters person, the Sellers may designate a person to serve as tax matters person in a writing executed by a majority of the Sellers.

          8.   Cooperation in Preparation of Tax Returns.  The Buyer, including
               -----------------------------------------
without limitation the Partners and the Partnership, and the Sellers shall cooperate fully with each other and make available to each other such tax data and other information as may be reasonably required for the preparation by the Buyer or the Sellers of any Tax Returns required to be prepared and filed by the Buyer or the Sellers hereunder, as well as Tax Returns required by law to be filed by Sellers.

          9.   Tax Audits.  In the event the Buyer, either or both of the
               ----------
Partners, the Partnership or their Affiliates receive written notice (the "Audit Notice") of any pending Tax audit or assessment which may affect the determination of Taxes for which the Sellers are or may be liable under Section 2 hereof or pursuant to Section 4.24 of the Stock Purchase Agreement, the Buyer shall notify the Sellers in writing thereof (the "Buyer Notice") no later than the earlier of (i) thirty (30) days after the receipt by the Buyer, either or both of the Partners, the Partnership or their Affiliates of the Audit Notice, or (ii) ten (10) days prior to the deadline for responding to the Audit Notice. As to any Taxes covered by such Tax audit or assessment for which the Sellers are solely liable under Section 2 hereof or Section 4.24 of the Stock Purchase Agreement, the Sellers shall be entitled at their expense to control or settle the contest (including the employment of counsel of its choice) of any Tax audit or administrative or court proceeding relating thereto, provided the Sellers notify the Buyer in writing (the "Sellers Notice") that they desire to control such contest no later than the earlier of (a) forty-five (45) days after receipt of the Buyer Notice, or (b) five (5) days prior to the deadline for responding to the Audit Notice. The Parties agree that they will cooperate, and cause each of their respective Affiliates to cooperate, fully with each other and with their respective counsel in the defense against or compromise of any claim in any said

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

proceeding. Only one Sellers Notice shall be required regarding any pending Tax Audit or assessment.

          10.  Exchange of Information; Access to Records.
               ------------------------------------------

          (a) Each Party (considering, for purposes of this sentence, the Buyer, the Partners and the Partnership as one Party, and the Sellers as the other Party) will provide, or cause to be provided, to the other Party copies of all correspondence received from any Taxing Authority by such Party or any of its Affiliates in connection with the liability of either of the Partners or the Partnership for Taxes for any period for which such other Party is or may be liable under Sections 2 or 4 hereof.

          (b) The Buyer will, and will cause the Partners and the Partnership to, (i) cooperate with the Sellers and permit the Sellers to have full access, at any reasonable time and from time to time, at the business location at which the books and records of the Partners and the Partnership are maintained, after the Closing Date, to such Tax data relating exclusively to either or both of the Partners or the Partnership or to the determination of the Tax liability of any Seller or Sellers as the Sellers may from time to time reasonably request, and
(ii) gather and furnish, and request the independent accountants of the Buyer or either or both of the Partners and the Partnership to gather and furnish, to the Sellers such additional Tax and other information and documents in the possession of such persons either (i) relating to the Partnership and/or either or both of the Partners, or (ii) relating to the determination of the liability for Taxes of any one or more of the Sellers, as the Sellers may from time to time reasonably request in connection with (a) preparing or filing any Tax Return or claim for refund, (b) determining a liability or a right of refund, or
(c) conducting or responding to any audit, investigation or other proceeding, in respect of Taxes for any period for which the Sellers are or may be liable. Similarly, the Sellers will (i) cooperate with the Buyer, the Partners and the Partnership and permit the Buyer, the Partners, and/or the Partnership to have full access, at any reasonable time and from time to time, at the business location at which the appropriate books and records are maintained, after the Closing Date, to such Tax data relating exclusively to the Partnership or to either or both of the Partners in the possession of the Sellers as the Buyer, the Partners and/or the Partnership may from time to time reasonably request, and (ii) gather and furnish, and request the independent accountants of the Sellers to gather and furnish to the Buyer, the Partners and/or the Partnership such additional Tax and other information and documents relating to the Partnership and/or either or both of the Partners in the possession of such persons as the Buyer may from time to time reasonably request in connection with preparing or filing any Tax Return or claim for refund, in determining a liability or a right of refund or in conducting or responding to any audit, investigation or other proceeding, in respect of Taxes for any period for which the Sellers are or may be liable.

          (c) Each Party (considering, for purposes of this sentence, the Buyer, the Partners and the Partnership as one Party, and the Sellers as the other Party) agrees that such information and documents relating to the Partnership and/or either or

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

both of the Partners as are, pursuant to the terms of the Stock Purchase Agreement, in its possession after the Closing, including without limitation books, records, Tax Returns, claims for refund and all schedules, work papers and all material records or other documents relating to any such Tax Returns, claims, audits or other proceedings, shall be preserved and retained until the close of the twelve (12) month period immediately following the expiration of the applicable Tax statute of limitations (giving effect to any extension, waiver or mitigation thereof); provided, however, that, in the event that, prior
                               --------  -------
to the expiration of such period, (i) a proceeding has been instituted for which the information or documents may be requested, and (ii) the keeper of such information or documents is given notice of such proceeding prior to the expiration of such period, the information or documents shall be retained until the expiration of the twelve (12) month period immediately following the later of (a) the final determination with respect to such proceeding, and (b) the date any obligations with respect thereto are fully satisfied. Each Party (considering, for purposes of this sentence, the Buyer, the Partners and the Partnership as one Party and the Sellers as the other Party) shall make such information and documents available to the other Party or any Affiliate thereof, and their respective officers, employees and agents, upon reasonable notice and at reasonable times, it being understood that such representatives shall be entitled to make copies of any such books and records relating to the Partners, the Partnership and/or the Tax Items of either or both of the Partners or the Partnership that affect the Sellers' respective Tax liabilities as they shall deem necessary. Any information or documents obtained pursuant to this Section 10 shall be kept confidential, except as required by law or legal process or as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting or responding to any audit, investigation or other proceeding. Each Party shall provide the cooperation and information and documents required by this Section 10 at its own expense.

          (d) If either Party (considering, for purposes of this Section 10(d), the Buyer, the Partners and the Partnership as one Party, and the Sellers as the other Party) fails to provide any information or documents requested pursuant to this Section 10 within a reasonable period, as determined in good faith by the Party requesting the information or documents, then the requesting Party shall have the right to engage a public accounting firm to gather such information or documents, provided that thirty (30) days prior written notice is given to the unresponsive Party before taking such action. If the unresponsive Party fails to provide the requested information or documents within thirty (30) days of receipt of such notice, then such unresponsive Party shall permit the requesting Party's public accounting firm full access to all appropriate records or other information or documents as reasonably necessary, and shall reimburse the requesting Party, or pay directly, all costs connected with the requesting Party's engagement of the public accounting firm to gather the requested information or documents.

          11.  Payment as Purchase Price Adjustment.  The Sellers and the Buyer
               ------------------------------------
agree that any payment made hereunder or pursuant to Article 11 of the Stock Purchase Agreement will be treated by the Parties on their Tax Returns as an adjustment to the aggregate Purchase Price for the Stock.

Tax Cooperation Agreement
-------------------------

          12.  Amendments; Waivers.  No provision of this Agreement may be
               -------------------
amended, waived or otherwise modified without the prior written consent of the Sellers and the Buyer. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          13.    Binding Effect.  This Agreement shall be binding upon and inure
                 --------------
to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Parties, and any attempted assignment without the required consent shall be void; provided, however, that, in the event the Buyer sells the Stock or one or both of the Partners sell their interests in the Partnership to a third Party prior to the termination of this Agreement, (i) such third Party shall be substituted for the Buyer and/or the selling Partner or Partners hereunder, and (ii) any such sale shall be conditioned upon such third Party agreeing to be bound by the terms of this Agreement as applicable to the Buyer and/or the Partners hereunder.

          14.  Other Actions and Documents.  Subject to the provisions hereof,
               ---------------------------
the Parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably requested by another Party in order to effectuate the purposes of this Agreement.

          15.  No Third Party Rights.  Except as herein otherwise specifically
               ---------------------
provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm, partnership or corporation other than the Parties and their respective successors and permitted assigns.

          16.  Changes in Law, Regulation or Interpretation.  If, due to any
               --------------------------------------------
change in applicable law or regulations or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the Parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

          17.  Costs and Expenses.  Except as expressly set forth in this
               ------------------
Agreement, each Party shall bear its own costs and expenses incurred pursuant to this Agreement.

          18.  Counterparts; Headings.  This Agreement may be executed in one or
               ----------------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.

Tax Cooperation Agreement
-------------------------

          19.  Severability.  The Parties hereby agree that if any provision of
               ------------
this Agreement should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made, and only to the extent of the invalidity, and any such invalidity or unenforceability in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All other remaining provisions of this Agreement shall remain in full force and effect for the particular jurisdiction and all other jurisdictions.

          20.  Entire Agreement.  This Agreement and the Stock Purchase
               ----------------
Agreement contain the entire agreement between the Parties with respect to the subject matter hereof. Any tax indemnity, sharing, allocation or similar agreements, arrangements, or practices between the Sellers and any Affiliates thereof, on one hand, and either of the Partners and/or the Partnership, on the other hand, are hereby terminated, and all rights and duties thereunder are hereby extinguished, effective as of the Closing Date, and no such agreements, arrangements or practices shall be or shall have been entered into or implemented thereafter, except as provided in this Agreement or the Stock Purchase Agreement. Except as provided herein, this Agreement shall not create any rights in any person other than the Parties to this Agreement.

          21.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

          22.  Notices.  Any notices required hereunder shall be given as
               -------
provided in the Stock Purchase Agreement, provided that notice given to the Buyer shall be deemed to be notice also to each of the Partners and the Partnership.

          23.  Survival of Obligations.  Notwithstanding anything in this
               -----------------------
Agreement or the Stock Purchase Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof), plus six (6) months; provided, however, that in the event a claim is brought against one or more of the Sellers, the Buyer, either or both of the Partners, or the Partnership in respect of any item of Tax within the applicable survival period, the rights and obligations under this Agreement with respect thereto shall survive the expiration of such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

          24.  Good Faith Clause.  The Parties agree to cooperate in good faith
               -----------------
and to take all reasonable steps to carry out the terms and the intent of this Agreement.

          25.  Buyer's Commitment Regarding Obligations of Partnership and
               -----------------------------------------------------------
Partners.  The Buyer agrees to cause each Partner and the Partnership to perform
--------
all of their respective obligations under this Agreement applicable to the time period following the Closing.

Tax Cooperation Agreement
-------------------------

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.


                                    KWL, INC.


                                    By:   /s/ RICHARD F. ENTHOVEN
                                         ------------------------------
                                         Name:  Richard F. Enthoven
                                         Title: President


                                    KWIK-WASH LAUNDRIES, INC.


                                    By:   /s/ RICHARD F. ENTHOVEN
                                         ------------------------------
                                         Name:  Richard F. Enthoven
                                         Title: President


                                    KWIK WASH LAUNDRIES, L.P.


                                    By:   /s/ RICHARD F. ENTHOVEN
                                         ------------------------------
                                         Name:  Richard F. Enthoven
                                         Title: President of the General
                                                Partner


                                    COINMACH CORPORATION


                                    By:   /s/ JOHN E. DENSON
                                         ------------------------------
                                         Name:  John E. Denson
                                         Title: Senior Vice President


                                    SELLERS:

                                    /s/ TAMARA LYNN FORD
                                    ------------------------------------
                                    Tamara Lynn Ford

                                    /s/ ROBERT KYLE FORD
                                    ------------------------------------
                                    Robert Kyle Ford

Tax Cooperation Agreement
-------------------------

                                    /s/ TRACI LEA FORD
                                    ------------------------------------
                                    Traci Lea Ford

                                    /s/ TUCKER F. ENTHOVEN
                                    ------------------------------------
                                    Tucker F. Enthoven

                                    /s/ RICHARD F. ENTHOVEN
                                    ------------------------------------
                                    Richard F. Enthoven

                                    /s/ RICHARD FRANKLIN FORD, JR.
                                    ------------------------------------
                                    Richard Franklin Ford, Jr.
                                    Trustee U/D/T February 4, 1994

Tax Cooperation Agreement
-------------------------

                                   SCHEDULE A
                          TO TAX COOPERATION AGREEMENT



Shareholders in KWL, Inc.:
-------------------------


     Tamara Lynn Ford
     Robert Kyle Ford
     Traci Lea Ford
     Tucker F. Enthoven
     Richard F. Enthoven
     Richard Franklin Ford, Jr., Trustee U/D/T Feb. 4, 1994


Shareholders in Kwik-Wash Laundries, Inc.:
-----------------------------------------

     Tamara Lynn Ford
     Robert Kyle Ford
     Traci Lea Ford
     Tucker F. Enthoven
     Richard F. Enthoven
     Richard Franklin Ford, Jr., Trustee U/D/T Feb. 4, 1994

Schedule A                                                           Page 1 of 1
----------